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                                                               Exhibit 10.11

                       OFFICER INDEMNIFICATION AGREEMENT
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     This Agreement is made this_____day of_______, 19___ by MERITAGE
HOSPITALITY GROUP INC., a Michigan corporation (the "Company"), and (name) , the (title) of the Company (the "Officer").

     A. It is essential to the Company to retain and attract as officers the most capable persons available.

     B. The substantial increase in corporate litigation subjects corporate officers to the possibility of expensive litigation risks and it is therefore reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify officers to the fullest extent permitted by law so that capable persons will serve or continue to serve the Company.

     C. The Officer is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that the Officer be so indemnified.

     NOW, THEREFORE, in consideration of the covenants contained herein and of the Officer's continuing service to the Company, the Company and the Officer do hereby agree as follows.

     1. Definitions. The following terms as used in this Agreement shall have the following respective meanings;

     "Expenses" means all expenses, liabilities and losses, including attorneys' fees, judgments, fines, penalties and amounts paid or to be paid in settlement of a Proceeding.

     "Proceeding" means any threatened, pending or completed action, suit, deposition or proceeding (or part thereof), whether civil, criminal, administrative or investigative and whether formal or informal.

     2. Indemnification by the Company. Subject to the terms and conditions of this Agreement, the Company shall, to the extent permitted by law, indemnify, defend and hold harmless the Officer from and against all Expenses reasonably incurred or suffered by the Officer in connection with any Proceeding in which the Officer is or was a party, or is threatened to be made a party, by reason of the fact that the Officer is or was an officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. This Agreement shall not be construed as a contract or guaranty of employment between the Company and the Officer for any specific duration.

     3. Standard of Conduct. The Company shall be obligated under this Agreement to indemnify the Officer only if the Officer acted in good faith and in a manner the Officer reasonably believed to be in or not opposed to the best interests of the Company or its shareholders. Indemnification under this Agreement shall be made by the Company only upon a determination and evaluation, made in the manner specified in Section 564a of the Michigan Business Corporation Act, as amended, that the Officer met the standard of conduct prescribed in the first sentence of this Paragraph.


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     4.  Indemnification Only to Extent Permitted by Law. In no event shall this Agreement by construed to obligate the Company to do any act or thing not permitted by applicable law.

     5. Assumption of Claim. Subject to the terms and conditions of this Agreement, the Company shall assume the defense of any Proceeding with respect to which indemnification is sought, with counsel of its choice, upon written notice to the Officer of the Company's election to do so. After delivery of such notice, the Company will not be liable to the Officer under this Agreement for any expenses (including legal expenses) subsequently incurred by the Officer in defending such Proceeding. Notwithstanding the foregoing, the Officer shall always have the right to employ his or her own counsel in any Proceeding but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Officer's expense.

     6. Expenses. Subject to the foregoing, the right to indemnification conferred hereunder shall include the right to be paid by the Company the Expenses incurred in defending any such Proceeding as they become due in advance of its final disposition, provided, however, that the payment of such Expenses incurred by the Officer in advance of the final disposition of a Proceeding shall be made only upon (i) delivery to the Company of a written affirmation of the Officer's good faith belief that he or she has met all applicable standard of conduct set forth in Paragraph 3 above, (ii) delivery to the Company of a written undertaking, executed personally or on behalf of the Officer, to repay all advances if it is ultimately determined that the Officer did not meet the standard of conduct set forth in Paragraph 3 above, and (iii) a determination that the facts then known to those making the determination would not preclude indemnification by the Company.

     7. Non-Exclusivity of Rights. The indemnification rights provided for herein are not exclusive of any other rights to which the Officer may be entitled under any statute, Bylaws of the Company, Articles of Incorporation of the Company, agreement with the Company, vote of shareholders, or otherwise, and such rights shall continue after the Officer ceases to serve the Company as an officer.

     8. Settlement. The Company shall have no obligation under this Agreement with respect to any settlement or compromise entered into by the Officer without the Company's prior written approval. If the Officer declines to accept a bona fide offer of settlement or compromise that is recommended by the Company, the maximum liability of the Company shall not exceed that amount that the Company would have been liable for had the Officer accepted such settlement or compromise. The Company shall not settle any claim in any manner which would impose any obligation on the Officer without the Officer's written consent. Neither the Company nor the Officer shall unreasonably withhold any consent to any proposed settlement or as otherwise required herein.

     9. Severability. If any provision of the Agreement is determined by a court of competent jurisdiction to be in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

     10. Successors and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company, including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law, and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives, executors and administrators of the Officer.

     11. Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan.

     12. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing and signed by each of the parties hereto.

     13. Notice. The Officer, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim or threatened claim made against him/her for which indemnity will or could be sought under this Agreement. Notice and all other communications to the Company shall be made in writing and shall be deemed given if delivered personally or mailed by registered or certified



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mail, postage prepaid, return receipt requested, or mailed by a recognized air courier service such as Federal Express or the like (such notice to be effective on the date of giving such notice) as follows:

                  Meritage Hospitality Group Inc.
                  40 Pearl Street, N.W., Suite 900
                  Grand Rapids, MI 49503
                  Attention: President

or to such other address as the Company shall designate to the Officer.

         IN WITNESS WHEREOF, the Company and the Officer have executed this Agreement as of the date first written above.


                                          MERITAGE HOSPITALITY GROUP INC.

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                                          Christopher B. Hewett
                                          President and Chief Executive Officer

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                                          [Officer]



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